IRISH MAG, INC.
Unit D, Block 2, Tian An Cyber Park, Chengongmiao
Shenzhen, Guangdong, 518040
People’s Republic of China

January 31, 2007

The Pinnacle Fund, L.P.
Pinnacle China Fund, L.P.

4965 Preston Park Blvd
Suite 240
Plano, Texas 75093

Attention: Mr. Barry M. Kitt

Re: Amendment No. 1 to Securities Purchase Agreement, dated January 16, 2007.

Dear Mr. Kitt:

As you know, on January 16, 2007, the addressee funds (the “Investors”) and Irish Mag, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Agreement”) pursuant to which the Investors agreed to acquire the Shares for the aggregate Investment Amount. The parties desire to amend the Agreement pursuant to Section 6.4 thereof to include the additional terms provided for in this letter (this “Amendment”). Capitalized terms used, but not otherwise defined, in this Amendment have the meanings ascribed to those terms in the Agreement.

Accordingly, the parties to the Agreement hereby agree as follows:

1. Addition of Section 3.1(cc). The Agreement is hereby amended to add a new Section 3.1(cc) to Article 3 of the Agreement, which Section 3.1(cc) shall read in its entirety as follows:

“(cc) The Qualification Permit (as defined in the Amended Turnkey Agreement) is not required by Shenzhen iASPEC Software Engineering Company Limited (“iASPEC”) to perform its obligations under any of the existing 22 contracts (except for one contract with TCV having a value of RMB6 million) that are subject to the subcontracting relationship with Bo Hai Wen Technology (Shenzhen) Company Limited (“Bo Hai Wen”) under that certain Amended and Restated Business Turnkey Agreement, dated on or about the Closing Date between iASPEC and Bo Hai Wen (the “Amended Turnkey Agreement”). Bo Hai Wen has all required permits necessary for it to perform its obligations under the Amended Turnkey Agreement and the performance by Bo Hai Wen of the services contemplated by the Amended Turnkey Agreement does not conflict with or violate any applicable law, rules or regulations of the People’s Republic of China.”

2. Addition of Section 4.15. The Agreement is hereby amended to add a new Section 4.15 to Article 4 of the Agreement, which Section 4.15 shall read in its entirety as follows:

“4.15 Liquidated Damages for Governmental Rescission of Restructuring Transaction. So long as any Investor holds Shares, if any governmental agency in the Peoples Republic of China takes any action that materially and adversely affects the transactions contemplated by the Amended Turnkey Agreement or that certain Rescission, Termination and Share Exchange Agreement, dated on or about the Closing Date, among iASPEC, Bo Hai Wen, the shareholders of iASPEC, China Public Security Holdings Limited and the Company, and the Company can not undo such governmental action or otherwise address the material adverse effect to the reasonable satisfaction of the Investors within sixty (60) days of the occurrence of such governmental action, then, upon written demand from an Investor, the Company shall promptly, and in any event within thirty (30) days from the date of such written demand, pay to that Investor, as liquidated damages, an amount equal to that Investor’s entire Investment Amount without interest thereon. As a condition to the receipt of such payment, the Investor shall return to the Company for cancellation the certificates evidencing the Shares acquired by the Investor under the Agreement.”

3. Agreement Remains in Force. Except as expressly set forth in this Amendment, the Agreement remains unmodified and in full force and effect.

4. Counterparts; Facsimile Execution. This Amendment may be executed in any number of counterparts and by the parties hereto on separate counterparts but all such counterparts shall together constitute one and the same instrument. Facsimile execution and delivery of this Agreement is legal valid and binding execution and delivery for all purposes.

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Please indicate your consent to the foregoing Amendment by executing in the space provided below. The Company’s and your execution of this Amendment constitutes an amendment to the Agreement in accordance with Section 6.4 thereof.

Sincerely, IRISH MAG, INC. By: /s/ Jiang Huai Lin Jiang Huai Lin President and Chief Executive Officer

ACCEPTED AND AGREED TO
AS OF THE DATE FIRST ABOVE
WRITTEN:

THE PINNACLE FUND, L.P.

By:  /s/ Barry M. Kitt
Barry M. Kitt,
Sole Member, Pinnacle Fund Management, L.L.C.,
the General Partner of Pinnacle Advisors, L.P.,
the General Partner of The Pinnacle Fund, L.P.

PINNACLE CHINA FUND, L.P.

By:  /s/ Barry M. Kitt
Barry M. Kitt,
Manager, Kitt China Management, L.L.C.,
the Manager of Pinnacle China Management, L.L.C.,
the General Partner of Pinnacle China Advisors, L.P.,
the General Partner of Pinnacle China Fund, L.P.

Amendment No. 1 to Securities Purchase Agreement

GUARANTY

The undersigned hereby personally guarantees the prompt payment and performance by the Company. of its obligations under Section 4.15 of the Agreement as stated in the above Amendment. The undersigned does not personally guaranty any of the other obligations of the Company contained in the Agreement.

/s/ Jiang Huai Lin
JIANG HUAI LIN

Amendment No. 1 to Securities Purchase Agreement